For Immediate Release

Contact:	Jon Safran Director, Investor Relations 713-209-8610 jon.safran@cooperindustries.com

Cooper Industries Reports Third Quarter Revenues Up 14 Percent;
Earnings of $.93 Per Share, Including Belden Income
and Legal Matters of $.10 Per Share

Earnings Per Share Up 20 Percent to $.83 Excluding Belden Income and Legal Matters

HOUSTON, October 23, 2007 – Cooper Industries, Ltd. (NYSE: CBE) today reported third quarter 2007 earnings per share (excluding Belden income and legal matters) of $.83 (diluted), an increase of 20 percent compared with $.69 earnings per share for the third quarter of 2006. Third quarter 2007 revenues increased 14 percent to $1.50 billion, compared with $1.31 billion for the same period last year. Net income (excluding Belden income and legal matters) rose 19 percent to $153.1 million, compared with the prior year amount of $128.2 million.

“Our global growth investments continued to gain momentum with developing markets revenues growing close to 40 percent in the quarter. Our Company-wide strategic initiatives and proven business model have now delivered seven quarters in a row of 20 percent plus earnings per share growth from continuing operations,” said Cooper Industries Chairman and Chief Executive Officer Kirk S. Hachigian. “Core growth was 9 percent, with acquisitions contributing 3 percent to revenue growth, and currency translation contributing 2 percent.”

“Cooper’s financial position continues to be strong. We ended the third quarter with a debt-to-total capitalization ratio, net of cash, of 20.9 percent, even after several acquisitions and the repurchase of over 5 million shares year-to-date,” said Hachigian.

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For the 2007 third quarter, Cooper recognized $23.5 million in income under an agreement with Belden. In 1993, Cooper completed an initial public offering of the stock of Belden, formerly a division of Cooper. Under the agreement, Belden and Cooper made an election that increased the tax basis of certain Belden assets. Belden is required to pay Cooper ninety percent of the amount by which Belden has actually reduced tax payments that would otherwise have been payable if the increase in the tax basis of assets had not occurred, as realized principally over fifteen years. In addition to the Belden income, Cooper recognized $6.4 million of expense related to certain legal matters.

Revenues for the first nine months of 2007 were $4.36 billion, a 13 percent increase from the $3.84 billion in revenues for the first nine months of 2006. Earnings per share from continuing operations for the first nine months of 2007 (excluding income tax accrual adjustments, Belden income and legal matters) were $2.31, compared with $1.89 for the same period in 2006, an increase of 22 percent. Income from continuing operations (excluding income tax accrual adjustments, Belden income and legal matters) for the first nine months of 2007 rose 21 percent to $430.1 million, compared with $355.7 million for the first nine months of 2006.

The 2007 year-to-date results include a $63.5 million or $.34 earnings per share reduction of income taxes expense. The Internal Revenue Service and Cooper finalized settlements totaling $55.7 million related to the 2000 through 2004 tax years in the second quarter. A change in rates for the Texas margin tax and other developments in the 2007 second quarter represented the remaining $7.8 million of income taxes expense reduction. The 2006 year-to-date results include an after-tax discontinued operations charge of $20.3 million, or $.11 per diluted share.

Segment Results
Electrical Products segment revenues for the third quarter of 2007 increased 15 percent to $1.30 billion, compared with $1.13 billion in the third quarter of 2006. Recent acquisitions and favorable currency translation increased revenues approximately 5 percent compared to prior year. Segment operating earnings were $224.2 million, an increase of 20 percent from $186.4 million in the prior year’s third quarter. Segment operating margin improved 70 basis points to 17.2 percent for the third quarter of 2007.

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The increase in revenues for the Electrical Products segment continued to reflect strength in the utility and industrial markets, strong international growth and solid growth in U.S. nonresidential construction markets. As anticipated, the U.S. residential markets continued to be soft.

In August, the Company acquired Illinois-based io Lighting, a dedicated light-emitting diode lighting fixture company, and Vermont-based Powerline Communications, Inc., a manufacturer of digital lighting control panels. Expected sales for the two companies in 2007 are approximately $17 million and the combined purchase price was $22 million.

In October, the Company announced a joint venture with the Nature Science and Technology Company, a privately-held medium voltage indoor switchgear manufacturer based in Zhejiang province, China. The joint venture, 60 percent controlled by Cooper, will allow Cooper access to indoor switchgear products that meet International Electrotechnical Commission standards, expanding upon its current offerings that meet American National Standards Institute electrical standards.

Electrical Products segment revenues for the first nine months of 2007 grew 15 percent to $3.78 billion, compared with $3.29 billion in 2006. Segment operating earnings for the first nine months increased 21 percent to $631.6 million compared with $524.0 million for the same period last year.

Tools segment revenues for the third quarter of 2007 increased 7 percent to $199.4 million, compared with 2006 third quarter revenues of $187.2 million. Currency translation increased revenues over 3 percent in the quarter. Segment operating earnings for the period were $22.0 million, compared with $24.3 million for the third quarter of 2006. Segment operating margin for the third quarter of 2007 was 11.0 percent, compared with 13.0 percent for the same period last year. The assembly systems business is transitioning from complete assembly systems to fastening stations and smaller installations. The 2007 third quarter earnings and return on revenues were impacted by shipments of low-margin assembly systems. The increase in revenues in the Tools segment reflects solid aerospace demand, increased penetration in retail channels and the shipment of assembly systems, offset by weakness in the motor vehicle markets.

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Revenues for the first nine months of 2007 increased 4 percent to $574.2 million, compared with $551.8 million for the same period last year. Segment operating earnings for the first nine months of 2007 grew 7 percent to $65.4 million, compared with $61.2 million in the prior-year period.

Outlook
“The performance of our businesses in the quarter, continued strength in the majority of our end-markets, and global economic conditions cause us to remain optimistic about our full-year 2007 performance,” said Hachigian. “Our initiatives focused on customer loyalty, innovation, globalization, talent development and operational excellence will continue to contribute to our efforts to deliver a balance of growth, margin expansion and cash generation. We expect our Electrical Products and Tools segments to continue to perform strongly in the fourth quarter. We expect fourth quarter revenues to increase in the range of 12 to 14 percent, with earnings per share from continuing operations between $.79 and $.83.

For the year, we expect 2007 revenues to increase in the range of 12 to 14 percent, with earnings per share from continuing operations between $3.11 and $3.15 (excluding income tax accrual adjustments, Belden income and legal matters). This represents a 21 to 22 percent increase, compared with full-year results for 2006.

About Cooper Industries
Cooper Industries, Ltd. is a global manufacturer, with 2006 revenues of $5.2 billion, approximately 85 percent of which are from electrical products. Incorporated in Bermuda with administrative headquarters in Houston, Cooper employs approximately 31,000 people and operates eight divisions: Cooper B-Line, Cooper Bussmann, Cooper Crouse-Hinds, Cooper Lighting, Cooper Menvier, Cooper Power Systems, Cooper Wiring Devices and Cooper Tools Group. Cooper Connection provides a common marketing and selling platform for Cooper’s sales to electrical distributors. For more information, visit the website at www.cooperindustries.com.

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Comparisons of 2007 and 2006 third quarter and year-to-date results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) changes in raw material, transportation and energy costs; 3) the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans, and cost-control and productivity improvement programs; 4) any disruptions from manufacturing rationalizations and the implementation of the Enterprise Business System; 5) mergers and acquisitions, and their integration; 6) political developments; 7) changes in financial markets including currency exchange fluctuations; 8) changes in legislation and regulations including changes in the tax laws, tax treaties or tax regulations; 9) the timing and amount of share repurchases by the Company; and 10) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s third quarter 2007 performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 561-2601 using pass code 99142423, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 614-3518 and use pass code 99142423.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s third quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended September 30,
	2007	2006
	(in millions where applicable)
Revenues	$1,501.3	$1,314.6
Cost of sales	1,008.1	887.2
Selling and administrative expenses	276.7	240.8

Operating earnings	216.5	186.6
Income from Belden agreement	23.5	—
Interest expense, net	12.3	14.0

Income before income taxes	227.7	172.6
Income taxes	55.8	44.4

Net income	$171.9	$128.2

Net Income Per Common share:
Basic	$.94	$.70

Diluted	$.93	$.69

Shares Utilized in Computation of Income Per Common Share:
Basic	182.4 million	182.8 million
Diluted	185.5 million	186.6 million

PERCENTAGE OF REVENUES

	Quarter Ended September 30,
	2007	2006
Revenues	100.0%	100.0%
Cost of sales	67.1%	67.5%
Selling and administrative expenses	18.4%	18.3%
Operating earnings	14.4%	14.2%
Income before income taxes	15.2%	13.1%
Net income	11.5%	9.8%

• See additional information regarding Belden income and legal matters on page 7.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended September 30
Segment Information

	Quarter Ended September 30,
	2007	2006
	(in millions)
Revenues:
Electrical Products	$1,301.9	$1,127.4
Tools	199.4	187.2

Total	$1,501.3	$1,314.6

Segment Operating Earnings:
Electrical Products	$224.2	$186.4
Tools	22.0	24.3

Total Segment Operating Earnings	246.2	210.7
General Corporate Expense	29.7	24.1
Income from Belden agreement	23.5	—
Interest expense, net	12.3	14.0

Income before income taxes	$227.7	$172.6

	Quarter Ended September 30,
	2007	2006
Return on Sales:
Electrical Products	17.2%	16.5%
Tools	11.0%	13.0%
Total Segments	16.4%	16.0%

Impact of Belden Income and Legal Matters

	Income
	Before	Income	Net	Net Income Per
	Income Taxes	Taxes	Income	Common Share
				Basic	Diluted
Reported three months ended September 30, 2007	$227.7	$55.8	$171.9	$.94	$.93
Income from Belden agreement and legal matters	(17.1)	1.7	(18.8)	(.10)	(.10)

Excluding adjustments	$210.6	$57.5	$153.1	$.84	$.83

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CONSOLIDATED RESULTS OF OPERATIONS

	Nine Months Ended Sept. 30,
	2007	2006
	(in millions where applicable)
Revenues	$4,359.0	$3,843.3
Cost of sales	2,937.6	2,604.3
Selling and administrative expenses	801.2	722.6

Operating earnings	620.2	516.4
Income from Belden agreement	26.8	—
Interest expense, net	38.1	38.5

Income from continuing operations before income taxes	608.9	477.9
Income taxes	95.9	122.2

Income from continuing operations	513.0	355.7
Charge related to discontinued operations	—	20.3

Net Income	$513.0	$335.4

Net Income Per Common share:
Basic:
Continuing operations	$2.80	$1.93
Discontinued operations charge	—	.11

Net income	$2.80	$1.82

Diluted:
Continuing operations	$2.75	$1.89
Discontinued operations charge	—	.11

Net income	$2.75	$1.78

Shares Utilized in Computation of Income Per Common Share:
Basic	183.0 million	184.0 million
Diluted	186.3 million	188.0 million

PERCENTAGE OF REVENUES

	Nine Months Ended Sept. 30,
	2007	2006
Revenues	100.0%	100.0%
Cost of sales	67.4%	67.8%
Selling and administrative expenses	18.4%	18.8%
Operating earnings	14.2%	13.4%
Income from continuing operations before income taxes	14.0%	12.4%
Income from continuing operations	11.8%	9.3%

• See additional information regarding income taxes, Belden income and legal matters on page 9.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Nine Months Ended September 30
Segment Information

	Nine Months Ended Sept. 30,
	2007	2006
	(in millions)
Revenues:
Electrical Products	$3,784.8	$3,291.5
Tools	574.2	551.8

Total	$4,359.0	$3,843.3

Segment Operating Earnings:
Electrical Products	$631.6	$524.0
Tools	65.4	61.2

Total Segment Operating Earnings	697.0	585.2
General Corporate Expense	76.8	68.8
Income from Belden agreement	26.8	—
Interest expense, net	38.1	38.5

Income from continuing operations before income taxes	$608.9	$477.9

	Nine Months Ended Sept. 30,
	2007	2006
Return on Sales:
Electrical Products	16.7%	15.9%
Tools	11.4%	11.1%
Total Segments	16.0%	15.2%

Impact of Income Tax, Belden Income and Legal Matters

	Income from
	Continuing
	Operations		Income from
	Before	Income	Continuing	Net	Net Income Per
	Income Taxes	Taxes	Operations	Income	Common Share
					Basic	Diluted
Reported nine months ended September 30, 2007	$608.9	$95.9	$513.0	$513.0	$2.80	$2.75
Income from Belden agreement and legal matters	(18.0)	$1.4	(19.4)	(19.4)	(.10)	(.10)
Tax benefits – settlements and enacted rate changes	—	63.5	(63.5)	(63.5)	(.35)	(.34)

Excluding adjustments	$590.9	$160.8	$430.1	$430.1	$2.35	$2.31

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	Sept. 30,	Dec. 31,
	2007	2006
	(in millions)
ASSETS
Cash and cash equivalents	$307.4	$423.5
Receivables	1,117.3	896.0
Inventories	665.9	607.6
Deferred income taxes and other assets	262.3	266.6

Total current assets	2,352.9	2,193.7

Property, plant and equipment, less accumulated depreciation	701.8	665.4
Goodwill	2,463.4	2,336.9
Deferred income taxes and other noncurrent assets	250.1	178.8

Total assets	$5,768.2	$5,374.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$15.3	$5.0
Accounts payable	544.8	471.7
Accrued liabilities	545.7	522.3
Current discontinued operations liability	191.0	199.6
Current maturities of long-term debt	100.0	300.7

Total current liabilities	1,396.8	1,499.3

Long-term debt	910.0	702.8
Postretirement benefits other than pensions	80.8	83.2
Long-term discontinued operations liability	330.0	330.0
Other long-term liabilities	336.1	284.2

Total liabilities	3,053.7	2,899.5

Common stock	1.8	0.9
Capital in excess of par value	119.1	278.4
Retained earnings	2,694.0	2,324.4
Accumulated other nonowner changes in equity	(100.4)	(128.4)

Total shareholders’ equity	2,714.5	2,475.3

Total liabilities and shareholders’ equity	$5,768.2	$5,374.8

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	Sept. 30,	Dec. 31,
	2007	2006
	(in millions where applicable)
Short-term debt	$15.3	$5.0
Current maturities of long-term debt	100.0	300.7
Long-term debt	910.0	702.8

Total debt	1,025.3	1,008.5
Total shareholders’ equity	2,714.5	2,475.3

Total capitalization	$3,739.8	$3,483.8

Total debt-to-total-capitalization ratio	27.4%	28.9%
Total debt	$1,025.3	$1,008.5
Less cash and cash equivalents	307.4	423.5

Net debt	717.9	585.0

Total capitalization	3,739.8	3,483.8
Less cash and cash equivalents	307.4	423.5

Total capitalization net of cash	$3,432.4	$3,060.3

Net debt-to-total-capitalization ratio	20.9%	19.1%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Nine Months Ended Sept. 30,
	2007	2006
	(in millions)
Cash flows from operating activities:
Net income	$513.0	$335.4
Plus: charge for discontinued operations	—	20.3

Income from continuing operations	513.0	355.7
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	87.7	85.0
Deferred income taxes	5.5	12.6
Excess tax benefits from stock options and awards	(19.6)	(21.4)
Changes in assets and liabilities(1)
Receivables	(161.9)	(87.8)
Inventories	(11.2)	(81.5)
Accounts payable and accrued liabilities	36.5	(0.9)
Other assets and liabilities, net	13.3	113.0

Net cash provided by operating activities	463.3	374.7

Cash flows from investing activities:
Capital expenditures	(91.0)	(58.1)
Cash paid for acquired businesses	(194.5)	(279.4)
Proceeds from sales of property, plant and equipment and other	0.8	18.4

Net cash used in investing activities	(284.7)	(319.1)

Cash flows from financing activities:
Proceeds from issuances of debt	306.7	—
Debt issuance costs	(2.7)	—
Proceeds from debt derivatives	10.0	—
Repayments of debt	(303.0)	(13.3)
Dividends	(116.2)	(103.0)
Purchase of common shares	(274.8)	(261.7)
Excess tax benefits from stock options and awards	19.6	21.4
Activity under employee stock plans and other	54.7	81.1

Net cash used in financing activities	(305.7)	(275.5)

Effect of exchange rate changes on cash and cash equivalents	11.0	11.0

Decrease in cash and cash equivalents	(116.1)	(208.9)
Cash and cash equivalents, beginning of period	423.5	452.8

Cash and cash equivalents, end of period	$307.4	$243.9

(1) Net of the effects of translation and acquisitions

Free Cash Flow Reconciliation

	Nine Months Ended Sept. 30,
	2007	2006
	(in millions)
Net cash provided by operating activities	$463.3	$374.7
Less capital expenditures	(91.0)	(58.1)
Add proceeds from sales of property, plant and equipment and other	0.8	18.4

Free cash flow	$373.1	$335.0

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